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                                                                    EXHIBIT 99.1

PRESS RELEASE
                                                        Contact:    Tim Harkness
                                                      CFO/Vice President Finance
                                                   Molecular Devices Corporation
                                                                  (408) 747-3533

MOLECULAR DEVICES ANNOUNCES THE COMPLETION OF ITS ACQUISITION OF LJL BIOSYSTEMS

SUNNYVALE, CA - AUGUST 30, 2000 - Molecular Devices Corporation (Nasdaq: MDCC) today announced that it has completed its acquisition of LJL BioSystems, Inc. (Nasdaq: LJLB). The stockholders of both companies have approved the transaction, and all regulatory requirements and other conditions have been satisfied. Under the merger agreement announced on June 8, 2000, Molecular Devices will issue approximately 4.45 million shares of its common stock in the transaction (valued at approximately $348.8 million based on the closing price of Molecular Devices' common stock on August 30, 2000) and assume options and warrants to acquire approximately 675,000 additional shares. The merger will be accounted for as a pooling of interests.

ABOUT MOLECULAR DEVICES

Molecular Devices Corporation is a leading developer of high-performance, bioanalytical measurement systems that accelerate and improve drug discovery and other life sciences research. Molecular Devices' systems enable pharmaceutical and biotechnology companies to leverage advances in genomics and combinatorial chemistry by facilitating the high throughput and cost effective identification and evaluation of drug candidates. Molecular Devices' instrument systems are based on its advanced core technologies which integrate its expertise in engineering, molecular and cell biology and chemistry and are fundamental tools for drug discovery and life sciences research. Additional information can be found at www.moldev.com.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking" statements. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will," "would" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Molecular Devices Corporation to differ materially from those indicated by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks and other factors described in the company's Registration Statement on Form S-4 filed in connection with the acquisition of LJL BioSystems and the company's most recent Form 10-K and other periodic filings with the Securities and Exchange Commission.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Investors and security holders of Molecular Devices have been advised to read the joint proxy statement/prospectus regarding the business combination transaction referred to above because it

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contains important information. Molecular Devices has mailed a joint proxy statement/prospectus about the transaction to its stockholders. This joint proxy statement/prospectus has been filed with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Molecular Devices at the Securities and Exchange Commission's web site at http://www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained from Molecular Devices by directing such requests to the company.

Molecular Devices and its officers and directors may be deemed to be participants in the solicitation of proxies from Molecular Devices' stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Molecular Devices' proxy statement for its 2000 annual meeting, filed with the Securities and Exchange Commission. This document is available free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov and from Molecular Devices.

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